Exhibit 99.2

Overview

•	Safe Harbor – Joshua Drumm

•	Welcome & Introduction – Flex Pharma CEO

•	Introduction to Salarius – David Arthur

•	Conclusion and next steps– Flex Pharma CEO

•	Q&A

Safe Harbor – Joshua Drumm

Good morning everyone and thank you for joining us to discuss the proposed strategic transaction between FLEX PHARMA and Salarius Pharmaceuticals.

Earlier today, the two companies issued a joint press release detailing the proposed transaction, which we encourage listeners to read. The press release can be found in the news sections of www.flex-pharma.com and salariuspharma.com. FLEX PHARMA also filed an 8-K this morning, which is available on www.flex-pharma.com and sec.gov. If you would like to receive a copy of these public disclosures via email, please contact Tiberend Strategic Advisors at jdrumm@tiberend.com.

Before beginning the call, I would like to make the following statement regarding forward-looking statements.

Certain statements on this conference call regarding the proposed transaction and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed transaction, the expected ownership, management and board of directors of the combined company, the alternatives to the proposed transaction, the plans with respect to capitalization of the combined company, and the anticipated timing and effects of the transaction, including as to value creation and growth opportunities) as well as statements regarding Salarius’ plans following the transaction (including as to its lead compound and future studies) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. FLEX PHARMA intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect FLEX PHARMA’s current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to FLEX PHARMA and on assumptions FLEX PHARMA has made. Although FLEX PHARMA believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, FLEX PHARMA can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond FLEX PHARMA’s control.

Actual results might differ materially from those projected in the forward-looking statements due to risks and uncertainties, including:

•

those risks and uncertainties listed in the joint press release detailing the proposed transaction, which can be found in the news sections of www.flex-pharma.com and salariuspharma.com and as an exhibit to the Form 8-K FLEX PHARMA filed this morning, which is available on www.flex-pharma.com and sec.gov; and

•	those risks and uncertainties detailed in the risk factors section of Flex Pharma’s 10-K and 10-Qs filed with the SEC and as well as other filings we FLEX PHARMA makes with the SEC from time-to-time.

Many of these factors that will determine actual results are beyond Flex Pharma’s, Salarius Pharmaceuticals’ or the combined company’s ability to control or predict

FLEX PHARMA disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

We’ll provide a brief overview and then open up the call for Q&A. Speaking on the call today will be FLEX PHARMA CEO Bill McVicar and Salarius CEO David Arthur.

I’ll now pass the call to FLEX PHARMA CEO. Please go ahead.

Welcome & Introduction – Flex Pharma CEO

Thank you, Josh, and thank you to everyone for joining the call this morning. We’re excited to share this news with you, and to tell you about our planned merger with Salarius Pharmaceuticals, which we believe represents a compelling opportunity for our shareholders.

Today’s announcement is the culmination of our efforts to seek strategic alternatives for Flex Pharma. After completing a highly comprehensive process – one that involved performing substantial diligence on multiple candidates – we and our strategic advisors at Wedbush Pacgrow are confident that we have made an excellent choice in Salarius. This was a very competitive process, but ultimately, we felt that the science supporting Salarius’s clinical program, the combined company’s financial position and their management team offered the most promising pathway to significant near- and long-term value creation for our shareholders.

Salarius CEO David Arthur will tell you more about the company’s business in a moment, but first allow me to provide some detail on the transaction and why we believe it adds increased value for our shareholders.

With this transaction, current Flex Pharma shareholders have the opportunity to become stakeholders in a growing, clinical-stage oncology company. Upon the closing of the transaction, Flex Pharma stockholders will own approximately 19.9% of the combined company and current Salarius investors will own approximately 80.1% of the combined company. Flex Pharma stockholders will also receive a right to receive warrants, six months and one day following the closing date of the transaction, allowing them to purchase additional shares. The total value of these warrants will be calculated such that upon exercise Flex Pharma stockholders would own an additional 2.4%, or a total of 22.3%, of the value of the combined entity, subject to adjustment based on Flex Pharma’s net cash at closing.

We believe Salarius has a drug with the potential for an expanding clinical pipeline to include multiple potential product opportunities. The lead program in Ewing sarcoma, a rare pediatric cancer, has been granted an Orphan designation and Pediatric Rare Disease Designation by the U.S. Food and Drug Administration. In addition to Ewing sarcoma, plans are in place to evaluate the drug’s potential in several other indications with billion-dollar sales potentials. Drawing from substantial non-dilutive funding and early-stage investments, Salarius - bolstered by Flex Pharma’s cash is expected to fund the combined company to mid-2020, allowing it to report early cohort data from an ongoing Phase 1 study in patients with Ewing sarcoma.

We anticipate closing the transaction in the first half of 2019, and changing the name of the company to Salarius Pharmaceuticals, Inc. We also expect that the current Salarius management team will remain in place following the transaction, with David Arthur remaining as Chief Executive Officer and the Salarius clinical pipeline becoming the lead assets of the company. Upon completion of the transaction, I expect to become a member of the Board of Directors of the combined company.

In the coming weeks, we expect to file a registration statement on Form S-4 with the SEC, which will detail all of the important information regarding the transaction, including the full terms of the transaction, key financial information and risk factors. We encourage you to review that filing once it is available on our website or on SEC.gov.

I’d like to take a moment to thank our shareholders for your support and patience during this strategic process. We look forward to your support as we continue our commitment to enhancing shareholder value.

With that, I’ll turn over the call to David Arthur, who will provide a brief overview of Salarius Pharmaceuticals. David is a seasoned life sciences executive who’s spent more than twenty-five years in leadership positions, building and leading multi-disciplinary teams, as well as launching and managing pharmaceutical and drug delivery device brands. For much of his career, David held executive roles at Eli Lilly and Boehringer-Ingelheim managing product development, business development and global commercialization.

He has certainly set Salarius on an exciting trajectory and I’m very pleased to introduce him to you. David?

Introduction to Salarius – David Arthur

Thank you, Bill. And thank you to the Flex Pharma team for selecting Salarius as your partner in this transaction. I’d also like to thank Healthios Capital Markets and Pillsbury Winthrop Shaw Pittman, who advised us in this process. Additionally, I and the entire Salarius team look forward to welcoming Bill to our Board of Directors. We expect to benefit significantly from both his product development expertise and his leadership experience at publicly traded biotech companies.

Now I’d like to talk about Salarius. I’m excited to introduce you to Salarius and to tell you about our technology, which we hope will improve the lives of children and adults with cancer! As Bill mentioned, we are a growing oncology company, which focuses on cancers without targeted treatments, and cancers that have a high unmet need.

As you may know, epigenetics is how cells turn on or turn off gene expression. In certain cancers, aberrant epigenetic control can be a root cause of cancer gene expression that leads to tumor formation and tumor growth. At Salarius, we’re developing epigenetic strategies for cancer treatments.

In nature, epigenetic DNA modifications are meant to be transient, allowing genes to be turned on and off appropriately. A series of enzymes are responsible for maintaining normal gene expression patterns by adding or removing epigenetic markers from DNA. However, in some cancers, these epigenetic enzymes are highly dysregulated and actually support the growth of the cancer rather than supporting normal cellular functions. For this reason, these dysregulated epigenetic enzymes represent attractive points for therapeutic intervention. This approach forms the basis of our lead drug candidate, Seclidemstat.

Seclidemstat is a proprietary drug candidate, delivered in an oral tablet, designed to target cancers driven, at least in part, by the activity of an epigenetic enzyme known as lysine-specific demethylase one, or LSD1. As a result, LSD1 is a widely studied epigenetic enzyme and is a recognized and validated cancer drug target. As such, several other pharmaceutical companies are also working on small molecule inhibitors against LSD1.

Seclidemstat, however, is distinctly different from other LSD1 inhibitors currently in clinical development. What sets our molecule apart is that we believe it’s the only reversible LSD1 inhibitor in clinical development. Normal gene regulation is required for normal cellular function, and because LSD1 is an important epigenetic modulator, irreversible inhibition of LSD1 may result in unwanted toxicities, that limit dosing. Seclidemstat has been observed to reversibly bind to LSD1, which we believe may avoid these toxicities and allow more flexible dosing strategies, resulting in a wider therapeutic window. This potential is being studied and developed in our ongoing clinical program.

Now let me tell you about our pipeline.

We’re currently enrolling patients with relapsed and refractory Ewing sarcoma in a Phase 1 dose escalation and dose expansion study. We cleared the first dosing cohort in November and we’re currently enrolling the second cohort. Ewing sarcoma is a devastating, rare pediatric bone cancer with no targeted therapy available. For these patients only intense multi-agent chemotherapy is available, and often radiation and/or surgery is also required. This disease is an area of high unmet need and we believe Salarius has an opportunity to make a meaningful impact that could benefit both patients and their families.

Regulatory benefits of the Ewing program include FDA-designated Orphan Drug status and FDA designation as a rare pediatric disease. This means that if proven to be efficacious with a benefit-risk profile that the FDA judges to be positive and supportive of approval, Seclidemstat could qualify to receive a Priority Review Voucher.

Currently, we expect to complete the dose escalation phase of our Ewing study in the second half of 2019, followed by dose expansion at the maximum tolerated dose. As an open-label safety study, we anticipate reporting early cohort data by mid-2020.

Our objectives also include expanding our clinical pipeline with studies of Seclidemstat in additional solid tumors. In the first half of 2019 we plan to begin a phase 1 advanced solid tumor study which includes patients suffering from prostate, breast and ovarian cancers as well as patients suffering from other solid tumor cancers. Looking further ahead, we’re also interested in exploring additional indications through Investigator Initiated Trials and additional company sponsored trials in areas where Seclidemstat has shown preclinical activity, including combination with immuno-oncology drugs.

As Bill mentioned, we recently completed a $6.4 million-dollar Series A financing. However, we’ve not yet talked about other facets of our financing story, including our non-dilutive funding and foundation support.

In 2016, Salarius was the grateful recipient of an $18.7 million-dollar Product Development Award from the Cancer Prevention and Research Institute of Texas, the acronym is CPRIT. This award provides non-diluting funds of which $9.1 million dollars remain to support Seclidemstat ongoing development. Additionally, Salarius receives generous support from the National Pediatric Cancer Foundation, which is funding a significant portion of the current Ewing sarcoma phase 1 study.

For our own Salarius stakeholders, this transaction and Nasdaq listing represents a growth opportunity for our company. The investment thesis remains unchanged for Salarius, but the enhanced visibility we can expect to gain as a public company, and the exposure to institutional investors, provides a strong platform for Salarius to showcase its potential.

In short, we believe we have a great story based upon compelling science, a clinical program targeting areas of unmet medical need and a comprehensive funding plan allowing us to develop Seclidemstat as a potential treatment for patients suffering from cancer. As a combined company we’re committed to communicating this story to investors.

With that, I’ll hand the call back to Bill for some closing remarks and Q&A. Bill?

Conclusion and Next Steps – Flex Pharma CEO

Thank you, David, for that great overview of Salarius.

I hope that having heard David’s remarks you understand why we’re so enthusiastic about this transaction, and the opportunities it opens up for both Flex Pharma and Salarius equity holders alike. I know the entire Salarius team is committed to building the company, and to translating that growth into value for our shareholders over the months and years to come.

We can now open the lines for questions, thank you.

Q&A

Thank you again, everyone. We look forward to providing an update as we work toward completing the transaction in the first half of 2019. Thanks.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Flex Pharma will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 containing a proxy statement/prospectus/information statement. Flex Pharma will mail the proxy statement/prospectus/information statement to Flex Pharma stockholders and members of Salarius, and the securities may not be sold or exchanged until the registration statement becomes effective. FLEX PHARMA URGES INVESTORS AND EQUITYHOLDERS OF FLEX PHARMA AND SALARIUS TO READ THE PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX PHARMA, SALARIUS AND THE PROPOSED TRANSACTION. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus/information statement or any other documents that Flex Pharma may file with the SEC or send to Flex Pharma or Salarius equityholders in connection with the proposed transaction. Before making any voting decision, investors and equityholders are urged to read the registration statement, proxy statement/prospectus/information statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

You may obtain free copies of the registration statement, proxy statement/prospectus/information statement and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC, www.sec.gov. Once they are filed, copies of the registration statement and proxy statement/prospectus will be available free of charge on Flex Pharma’s website at www.flex-pharma.com or by contacting John McCabe at jmccabe@flex-pharma.com.

Participants in Solicitation

Flex Pharma, Salarius and their respective directors or managers and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Flex Pharma common stock in connection with the proposed transaction. Information about Flex Pharma’s directors and executive officers is set forth in Flex Pharma’s Annual Report on Form 10-K for the period ended December 31, 2017, which was filed with the SEC on March 8, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 23, 2018. Other information regarding the interests of such individuals, as well as information regarding Salarius’ managers and executive officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the proxy statement/prospectus/information statement, which will be included in Flex Pharma’s registration statement when it is filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities in connection with the merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.